Exhibit 99.1

                   Gladstone Investment Corporation
Reports Financial Results for the Fiscal Year and Quarter Ended March
                               31, 2007


    -- Net Investment Income for the year was $11.2 million, or $0.67 per common share and for the quarter ended March 31, 2007 was $2.8 million, or $0.17 per common share

    -- Net Increase in Net Assets From Operations for the year was $7.3 million, or $0.44 per common share and for the quarter ended March 31, 2007 was $0.5 million, or $0.03 per common share

    Business Editors

    MCLEAN, Va.--(BUSINESS WIRE)--May 31, 2007--Gladstone Investment Corp. (NASDAQ: GAIN) (the "Company") today announced earnings for the fourth quarter and fiscal year ended March 31, 2007. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

    Net Investment Income for the year ended March 31, 2007 was $11,147,732, or $0.67 per share compared to Net Investment Income for the period June 22, 2005 (commencement of operations) to March 31, 2006 of $5,883,898, or $0.36 per share. For the three months ended March 31, 2007 Net Investment Income was $2,784,614, or $0.17 per share compared to $2,698,622, or $0.16 per share for the same period a year ago.

    Net Increase in Net Assets Resulting from Operations for the year ended March 31, 2007 was $7,268,404, or $0.44 per share compared to $6,054,297, or $0.37 per share for the period ended June 22, 2005 (commencement of operations) to March 31, 2006. The Net Increase in Net Assets Resulting from Operations for the three months ended March 31, 2007 was $458,769, or $0.03 per share compared to $2,943,018, or
$0.18 per share for the three months ended March 31, 2006.

    Total assets were $323,590,215 at March 31, 2007 as compared to $230,323,807 at March 31, 2006. Net asset value was $13.46 per actual common share outstanding at March 31, 2007 as compared to $13.88 per actual common share outstanding at March 31, 2006.

    The weighted average yield on our portfolio of investments, excluding cash and cash equivalents, was 8.72% for the year ended March 31, 2007 compared to 7.02% for the period from June 22, 2005 (commencement of operations) to March 31, 2006. The annualized weighted average yield on the Company's portfolio for the three months ended March 31, 2007 was 8.72% compared to 7.41% for the three months ended March 31, 2006.

    During the fourth quarter ended March 31, 2007, the Company recorded the following activity:

    -- Invested approximately $36.0 million in senior debt, subordinated debt and preferred and common equity with A.
        Stucki Company;

    -- Acquired interests in five new syndicated loans for approximately $9.4 million;

    -- Acquired interests in nine existing syndicated loan participations for approximately $18.2 million;

    -- Sold or received full repayment for $26.9 million of four syndicated loan participations; and

    -- Increased its borrowing capacity under its revolving credit facility with Deutsche Bank A.G. from $100 million to $200 million.

    At March 31, 2007, the Company held 41 non-control/non-affiliate investments, 5 control investments and 1 affiliate investment, totaling an aggregate cost basis of approximately $275 million and a fair value of approximately $271 million.



                  Condensed Schedule of Investments
                            March 31, 2007

Investment Type                                Cost       Fair Value
----------------------------------------------------------------------
Total Non-control/Non-Affiliate
 Investments                               $138,567,741  $138,168,612
Total Control Investments                   116,302,372   113,016,491
Total Affiliate Investments                  19,750,000    19,762,500
                                           ------------- -------------
Total Investments                          $274,620,113  $270,947,603
                                           ============= =============


    "Since the inception of our fund in June 2005, we have invested over $390 million, resulting in the full investment of our IPO proceeds and an additional $200 million in debt financing. We continue to add proprietary investments to our portfolio using leverage, thereby increasing returns to stockholders. We continue to see good opportunities for our company and expect to close more investments as the year progresses," said Chip Stelljes, President and Chief Investment Officer.

    Subsequent to March 31, 2007, the Company:

    -- Purchased additional syndicated loan participations of 8 new and 9 existing portfolio companies of approximately $48.6 million;

    -- Received the full repayment on 3 of its syndicated loan participations for approximately $13.6 million and sold 2 of its syndicated loan participations totaling approximately $3.4 million, realizing an aggregate net loss of approximately
        $30,000 on the transactions;

    --  Invested approximately $7.2 million in one buyout investment;
        and

    -- Declared monthly cash dividends of $0.075 per common share for each of the months of April, May and June of 2007.

    The Company will hold a conference call on Friday, June 1, 2007 at 8:30 am EDT to discuss fourth quarter and fiscal year earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

    A replay of the conference call will be available through August 2, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 243279. The replay will be available approximately two hours after the call concludes.

    The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available through August 2, 2007.

    Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission on May 31, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   GLADSTONE INVESTMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                      For the three    For the three
                                       months ended     months ended
                                       March 31, 2007  March 31, 2006
                                      --------------- ----------------

INVESTMENT INCOME
  Interest income
    Non-Control/Non-Affiliate
     investments                         $ 2,634,567      $ 1,466,449
    Control investments                    1,775,004          255,059
    Affiliate investments                    420,961                -
    Cash and cash equivalents                 51,141        1,242,687
                                      --------------- ----------------
    Total interest income                  4,881,673        2,964,195
  Fee Income - Control Investments                 -          230,000
  Other income                                 3,229              185
                                      --------------- ----------------
      Total investment income              4,884,902        3,194,380
                                      --------------- ----------------

EXPENSES
  Base management fee                        198,679          557,730
  Loan servicing fee                       1,060,163                -
  Administration fee                         162,244          110,002
  Directors fees                              53,800           57,000
  Professional fees                          231,703           27,497
  Insurance expense                           61,406           72,612
  Stockholder related costs                   85,974           21,662
  Interest expense                           538,913                -
  Amortization of deferred finance
   costs                                     142,387                -
  Taxes and licenses                          28,879          188,684
  Other expenses                              38,498           15,160
                                      --------------- ----------------
      Expenses before credit from
       Adviser                             2,602,646        1,050,347
                                      --------------- ----------------
  Credit to base management fee for
   fees collected by Adviser                (502,358)        (554,589)
                                      --------------- ----------------
      Total expenses net of credit to
       management fee                      2,100,288          495,758
                                      --------------- ----------------
NET INVESTMENT INCOME                      2,784,614        2,698,622
                                      --------------- ----------------

REALIZED AND UNREALIZED LOSS ON
 INVESTMENTS
    Realized (loss) gain on sale of
     Non-Control/Non-Affiliate
     investments                             (92,906)          19,375
    Net unrealized appreciation of
     Non-Control/Non-Affiliate
     investments                             627,501          275,021
    Net unrealized depreciation of
     Control Investments                  (2,872,940)         (50,000)
    Net unrealized appreciation of
     Affiliate Investments                    12,500                -
                                      --------------- ----------------
      Net loss on investments             (2,325,845)         244,396
                                      --------------- ----------------


NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS                         $   458,769      $ 2,943,018
                                      =============== ================

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS PER COMMON SHARE:
    Basic and Diluted                    $      0.03      $      0.18
                                      =============== ================

SHARES OF COMMON STOCK OUTSTANDING:
    Basic and diluted weighted
     average shares                       16,560,100       16,560,100




                   GLADSTONE INVESTMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      For the period
                                                       June 22, 2005
                                                     (Commencement of
                                       Year Ended     Operations) to
                                     March 31, 2007   March 31, 2006
                                    ---------------- -----------------

INVESTMENT INCOME
  Interest income
    Non-Control/Non-Affiliate
     investments                     $    9,572,593   $     2,450,906
    Control investments                   5,486,060           255,059
    Affiliate investments                   535,629                 -
    Cash and cash equivalents             1,661,647         4,434,706
                                    ---------------- -----------------
    Total interest income                17,255,929         7,140,671
  Fee income - Control investments                -           230,000
  Other income                                5,707               185
                                    ---------------- -----------------
      Total investment income            17,261,636         7,370,856
                                    ---------------- -----------------

EXPENSES
  Base management fee                     2,413,116           915,360
  Loan servicing fee                      1,568,854                 -
  Administration fee                        526,595           288,471
  Interest expense                          607,661               378
  Amortization of deferred finance
   costs                                    233,779                 -
  Professional fees                         586,028           163,369
  Stockholder related costs                 273,483            89,563
  Insurance expense                         262,339           184,642
  Directors fees                            208,100           160,000
  Taxes and licenses                        168,873           195,270
  Organizational costs                            -             7,002
  General and administrative
   expenses                                 142,659            37,492
                                    ---------------- -----------------
      Expenses before credit from
       Adviser                            6,991,487         2,041,547
                                    ---------------- -----------------
  Credit to management fee for fees
   collected by Adviser                    (877,583)         (554,589)
                                    ---------------- -----------------
      Total expenses net of credit
       to management fee                  6,113,904         1,486,958
                                    ---------------- -----------------
NET INVESTMENT INCOME                    11,147,732         5,883,898
                                    ---------------- -----------------

REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
    Realized (loss) gain on sale of
     Non-Control/Non-Affiliate
     investments                            (93,850)           57,431
    Net unrealized (depreciation)
     appreciation of Non-
     Control/Non-Affiliate
     investments                           (562,097)          162,968
    Net unrealized depreciation of
     Control Investments                 (3,235,881)          (50,000)
    Net unrealized appreciation of
     Affiliate Investments                   12,500                 -
                                    ---------------- -----------------
      Net (loss) gain on
       investments                       (3,879,328)          170,399
                                    ---------------- -----------------


NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS           $    7,268,404   $     6,054,297
                                    ================ =================

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS PER
 COMMON SHARE:
    Basic and Diluted                $         0.44   $          0.37
                                    ================ =================

SHARES OF COMMON STOCK OUTSTANDING:
    Basic and diluted weighted
     average shares                      16,560,100        16,391,589




                   GLADSTONE INVESTMENT CORPORATION
          CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                         March 31, 2007 March 31, 2006

ASSETS
Non-Control/Non-Affiliate investments
 (Cost 3/31/07:$138,567,741; 3/31/06:
 $97,423,004)                             $138,168,612   $ 97,585,972
Control investments (Cost 3/31/07:
 $116,302,372; 3/31/06: $55,846,318)       113,016,491     55,796,318
Affiliate investments (Cost 3/31/07:
 $19,750,000)                               19,762,500              -
                                         -------------- --------------
Total investments at fair value (Cost
 3/31/07: $274,620,113; 3/31/06:
 $153,269,322)                             270,947,603    153,382,290
Cash and cash equivalents                   37,788,941     75,672,605
Interest receivable                          1,306,090        761,388
Prepaid insurance                               83,819         99,874
Deferred finance costs                         627,960              -
Due from Custodian                          12,694,985              -
Due from Adviser                                20,383        234,551
Other assets                                   120,434        173,099
                                         -------------- --------------
TOTAL ASSETS                              $323,590,215   $230,323,807
                                         ============== ==============


LIABILITIES
Due to Administrator                      $    162,244   $    110,002
Borrowings under line of credit            100,000,000              -
Accrued expenses                               523,698        367,031
Other liabilities                               85,764          5,077
                                         -------------- --------------
Total Liabilities                          100,771,706        482,110
                                         -------------- --------------
NET ASSETS                                $222,818,509   $229,841,697
                                         ============== ==============

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value,
 100,000,000 shares authorized and
 16,560,100 issued and outstanding,
 respectively                             $     16,560   $     16,560
Capital in excess of par value             230,096,572    230,229,279
Net unrealized (depreciation)
 appreciation of investment portfolio       (3,672,510)       112,968
Distributions in excess of net
 investment income                          (3,622,113)      (517,110)
                                         -------------- --------------
Total Net Assets                          $222,818,509   $229,841,697
                                         ============== ==============
Net assets per share                      $      13.46   $      13.88
                                         ============== ==============




                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                             (UNAUDITED)

                                        For the three   For the three
                                        months ended    months ended
                                       March 31, 2007  March 31, 2006
                                       --------------- ---------------
Per Share Data (1)
--------------------------------------
Balance at beginning of period           $      13.65    $      13.91

Income from investment operations:
  Net investment income (2)                      0.17            0.17
  Realized loss on sale of investments
   (2)                                          (0.01)              -
  Net unrealized (depreciation)
   appreciation of investments (2)              (0.13)           0.01
                                       --------------- ---------------
Total from investment operations                 0.03            0.18
                                       --------------- ---------------
  Distributions                                 (0.22)          (0.21)
                                       --------------- ---------------
Net asset value at end of period         $      13.46    $      13.88
                                       =============== ===============

Per share market value at beginning of
 period                                  $      15.31    $      13.59
Per share market value at end of
 period                                         14.87           15.10
Total return (3)                                -1.41%          12.68%
Shares outstanding at end of period        16,560,100      16,560,100

Ratios/Supplemental Data
--------------------------------------
Net assets at end of period              $222,818,509    $229,841,697
Average net assets (4)                   $223,372,272    $229,400,219
Ratio of expenses to average net
 assets (annualized) (5)                         4.66%           1.83%
Ratio of net expenses to average net
 assets (annualized) (6)                         3.76%           0.86%
Ratio of net investment income to
 average net assets (annualized)                 4.99%           4.71%


    (1) Based on actual shares outstanding.

    (2) Based on weighted average basic per share data.

    (3) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.

    (4) Calculated using the average of the ending monthly net assets for the respective periods.

    (5) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.

    (6) Ratio of net expenses to average net assets is computed using total expenses net of credits to management fee.



                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS

                                                      For the period
                                                       June 22, 2005
                                                     (Commencement of
                                  For the year ended  Operations) to
                                    March 31, 2007    March 31, 2006
                                  ------------------ -----------------
Per Share Data (1)
---------------------------------
  Balance at beginning of period       $      13.88      $          -
  Net proceeds from initial
   public offering (2)                            -             13.95
                                  ------------------ -----------------
  Offering costs                                  -             (0.05)

  Income from investment
   operations:
    Net investment income (3)                  0.67              0.36
    Realized loss on sale of
     investments (3)                          (0.01)                -
    Net unrealized (depreciation)
     appreciation of investments
     (3)                                      (0.23)             0.01
                                  ------------------ -----------------
  Total from investment
   operations                                  0.44              0.37
                                  ------------------ -----------------
    Distributions                             (0.85)            (0.39)
    Shelf registration offering
     costs                                    (0.01)                -
                                  ------------------ -----------------
  Net asset value at end of
   period                              $      13.46      $      13.88
                                  ================== =================

  Per share market value at
   beginning of period                 $      15.10      $      15.00
  Per share market value at end
   of period                                  14.87             15.10
  Total Return (4)                             4.36%             3.39%
  Shares outstanding at end of
   period                                16,560,100        16,560,100

Ratios/Supplemental Data
---------------------------------
Net assets at end of period            $222,818,509      $229,841,697
Average net assets                     $225,642,593      $226,875,738
Ratio of expenses to average net
 assets (5) (6)                                3.10%             1.08%
Ratio of net expenses to average
 net assets (5) (7)                            2.71%             0.79%
Ratio of net investment income to
 average net assets (5)                        4.94%             3.11%


    (1) Based on actual shares outstanding.

    (2) Net of initial underwriting discount of $1.05 per share.

    (3) Based on weighted average basic per share data.

    (4) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of the Company's dividend reinvestment plan.

    (5) Amounts are annualized for the period June 22, 2005
(commencement of operations) to March 31, 2006.

    (6) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.

    (7) Ratio of net expenses to average net assets is computed using total expenses net of credits to management fee.

    CONTACT: Gladstone Investment Corp.
             Investor Relations:
             Robert Johnson, 703-287-5835